Exhibit 4.1
Form of Warrant Agreement
EKSPORTFINANS ASA
and
[CITIBANK, N.A.], Warrant Agent
and
[Determination Agent], Determination Agent

WARRANT AGREEMENT
dated as of [●], 2006

Eksportfinans [●] Warrants
Expiring [●]

Table of Contents

Page
ARTICLE 1
Issuance of Warrants and Form, Execution, Delivery and Registration of Warrant Certificates and Global Warrant Certificate

Section 1.01. Issuance of Warrants	1
Section 1.02. Form, Execution and Delivery of Warrants	2
Section 1.03. Global Warrant Certificate	2
Section 1.04. Issuance of Definitive Warrant Certificates in Lieu of Global Warrant Certificate	4
Section 1.05. Definitive Warrant Certificates	4
Section 1.06. Registration of Transfers and Exchanges	5
Section 1.07. Mutilated or Missing Warrant Certificates	6
Section 1.08. Registered Holders	7

ARTICLE 2
Duration and Exercise of Warrants

Section 2.01. Duration of Warrants: Minimum Exercise Amounts; Exercise	8
Section 2.02. Exercise, Valuation and Delivery of Warrants	9
Section 2.03. Automatic Exercise of Warrants	16
Section 2.04. Market Disruption Event	17
Section 2.05. Covenant of the Company	21
Section 2.06. Return of Money Held Unclaimed for Two Years	21
Section 2.07. Return of Global Warrant Certificate	21

ARTICLE 3
Other Provisions Relating to Rights of Warrantholders

Section 3.01. Warrantholder May Enforce Rights	21

ARTICLE 4
Warrants Acquired by the Company; Payment of Taxes

Section 4.01. Warrants Acquired by the Company	22
Section 4.02. Payment of Taxes	22

ARTICLE 5
Concerning the Warrant Agent

Section 5.01. Warrant Agent	23
Section 5.02. Covenant of the Warrant Agent	23
Section 5.03. Conditions of Warrant Agent’s Obligations	23

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Page
Section 5.04. Resignation and Appointment of Successor	25

ARTICLE 6
Miscellaneous

Section 6.01. Amendment	27
Section 6.02. Notices and Demands to the Company, the Warrant Agent and the Determination Agent	27
Section 6.03. Addresses for Notices	27
Section 6.04. Notices to Holders	28
Section 6.05. Obtaining of Approvals	28
Section 6.06. Persons Having Rights under this Agreement	28
Section 6.07. Submission to Jurisdiction and Appointment of Agent for Service of Process	28
Section 6.08. Inspection of Agreement	29
Section 6.09. Defined Terms	29
Section 6.10. Headings	30
Section 6.11. Counterparts	30
Section 6.12. Applicable Law	31
Section 6.13. Certain Matters Relating to the [Index]	31

SIGNATURES

EXHIBIT A Form of Warrant Certificate
EXHIBIT A-1 Form of Global Warrant Certificate
EXHIBIT B Confirmation of Exercise for Definitive Warrants
EXHIBIT C Rejection of Exercise for Definitive Warrants

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WARRANT AGREEMENT
     THIS AGREEMENT, dated as of [•], 2006, among EKSPORTFINANS ASA, a Norwegian corporation (the “Company”), [CITIBANK, N.A.], a [national banking association] (the “Warrant Agent”) and [Determination Agent], a [national banking association] (the “Determination Agent”).
     WHEREAS, the Company proposes to issue [•] Eksportfinans ASA [●] Warrants expiring [●] (the “Warrants” or, individually, a “Warrant”), representing the right to receive from the Company on exercise (including automatic exercise) an amount in U.S. Dollars equal to the Cash Settlement Value (as defined herein) determined by reference to increases in the [●] (as defined herein) on the terms and conditions set forth in this Agreement; and
     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer and exercise of the Warrants, and the Company desires to set forth herein, among other things, the provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exercised and cancelled;
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
Issuance of Warrants and Form, Execution, Delivery and Registration of Warrant Certificates and Global Warrant Certificate
     Section 1.01. Issuance of Warrants. (a) The Warrants are unsecured contractual obligations of the Company and will rank on a parity with the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt.
     (b) Each Warrant entitles a Registered Holder (as defined herein) of a Warrant (each a “Warrantholder”) to receive upon exercise (including automatic exercise), subject to the provisions contained herein, the Cash Settlement Value, of such Warrant. A Warrant will not entitle or require a Warrantholder to purchase or take delivery from the Company of any shares of any component stocks of [●] (as defined herein) (the “Underlying Stocks”), or any other securities. Following exercise of a Warrant, the Company will make only a U.S. Dollar cash payment in an amount equal to the Cash Settlement Value, if any, of such Warrant. The Company is under no obligation to, nor will it, sell or deliver to any Warrantholder any shares of any of the Underlying Stocks or any other securities in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value, and the Warrants will not entitle the Warrantholders to any of the rights of holders of any of the Underlying Stocks or any other securities. Except as otherwise provided herein, beneficial owners of interests in the Global Warrant Certificate (as defined below) shall not be entitled to receive Definitive Warrants (as defined herein) evidencing the Warrants.
     Section 1.02. Form, Execution and Delivery of Warrants. (a) The Warrants, whenever issued, shall be represented by a global certificate in registered form evidencing such Warrants substantially in the form set forth in Exhibit A-1 hereto (the “Global Warrant Certificate”) deposited with, or on behalf of, the Depository Trust Company, New York, New York (the “Depository”, which term, as used herein, includes any successor securities depository selected by the Company), as more fully described in Section 1.03 herein except in the circumstances set forth in Section 1.04 hereof.
     Section 1.03. Global Warrant Certificate. (a) Any Global Warrant Certificate issued in accordance with this Section 1.03 shall be substantially in the form set forth in Exhibit A-1 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any number of whole Warrants. Each Global Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Warrants may be listed or of any Depository referred to herein, or to conform to usage. Each Global Warrant Certificate shall be signed on behalf of the Company upon the same conditions, in substantially the same manner and with the same effect as the Warrant Certificates as set forth in Section 1.05 below.
     (b) The Warrant Agent is authorized upon receipt of a Global Warrant Certificate from the Company, duly executed on behalf of the Company, to countersign such Global Warrant Certificate. The Global Warrant Certificate shall be manually countersigned and dated the date of its countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall upon order of the Company deliver the Global Warrant Certificate to or upon the order of the Depository. One or more Global Warrant Certificates may be executed by the Company and delivered to the Warrant Agent on or after the date of execution of this Agreement; provided that only one Global Warrant Certificate shall be outstanding at any one time (unless the rules of the Depository in respect of the maximum amount of securities to be represented by any one global certificate require additional certificates).
     (c) The Global Warrant Certificate will initially be registered in the name of a nominee of the Depository. The Warrant holdings of the entities

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entitled to execute, clear and settle transactions through the Depository (each a “Participant”) will be recorded on the books of the Depository. The holdings of customers of the Participants and the identity of the beneficial owners of the Warrants will be reflected on the books and records of such Participants and will not be known to the Warrant Agent, the Company or the Depository. The Global Warrant Certificate will be held by the Depository or its agent.
     Neither the Company nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to beneficial ownership interests in the Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     The Company may from time to time select a new entity to act as Depository with respect to the Warrants and, if such selection is made, the Company shall promptly give the Warrant Agent notice to such effect identifying the new Depository, and the Global Warrant Certificate shall be delivered to the Warrant Agent and shall be transferred to the new Depository as provided below as promptly as possible. Appropriate changes may be made in the forms of the Global Warrant Certificate and the related notices, if any, to be delivered in connection with an exercise to reflect the selection of the new Depository.
     (d) Except as otherwise provided herein or in the Global Warrant Certificate, the Warrant Agent shall from time to time register the transfer of the Global Warrant Certificate in its records (which may be maintained electronically), subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, only to the Depository, to another nominee of the Depository, to a successor Depository or to a nominee of a successor Depository, upon surrender of such Global Warrant Certificate, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed by the Registered Holder (as defined herein) thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. (the “NASD”) or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee and the surrendered Global Warrant Certificate shall be cancelled by the Warrant Agent.
     The Global Warrant Certificate may be transferred as provided in paragraph (d) above, when surrendered to the Warrant Agent’s Transfer Office, or at the address of any successor Warrant Agent (as provided in Section 5.03), for another Global Warrant Certificate of like tenor and representing a like number of unexercised Warrants. The “Warrant Agent’s Transfer Office” shall be the office of the Warrant Agent maintained for purposes of transfer and tender in the

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Borough of Manhattan, The City of New York or at the address of any successor Warrant Agent (as provided in Section 5.04) and which is, on the date of this Agreement, Citibank, N.A., 111 Wall Street, 15th Floor/Zone 8, New York, NY 10005.
     Section 1.04. Issuance of Definitive Warrant Certificates in Lieu of Global Warrant Certificate. If (A) the Depository is at any time unwilling or unable to continue as securities depository for the Warrants and a successor Depository is not appointed by the Company within 60 calendar days, or (B) the Company shall be adjudged a bankrupt or insolvent or make an assignment for the benefit of its creditors or institute proceedings to be adjudicated a bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under Federal bankruptcy laws or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if a public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, the Company will issue Warrant Certificates (as defined herein) in exchange for the Global Warrant Certificate registered in the names provided by the Depository to the Warrant Agent in writing. In addition, the Company may at any time determine not to have the Warrants represented by a Global Warrant Certificate and, in such event, will issue Warrant Certificates in exchange for the Global Warrant Certificate registered in the names provided by the Depository to the Warrant Agent in writing. In any such instance, and in accordance with the provisions of this Agreement, each beneficial owner of Warrants will be entitled to have a number of Warrants equivalent to such owner’s beneficial interest in the Global Warrant Certificate registered in its name and will be entitled to physical delivery of such Warrants in definitive form. Unless the context shall otherwise require, and subject to the provisions of Section 1.03, all references in this Agreement to the Warrant Certificates (other than in Sections 1.03, 1.05(c) and 1.06) shall include the Global Warrant Certificate.
     Section 1.05. Definitive Warrant Certificates. (a) If, pursuant to Section 1.04 hereof, Warrants are issued in definitive form, such Warrants shall be represented by certificates in registered form substantially in the form set forth in Exhibit A hereto (the “Warrant Certificates”), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any whole number of Warrants. The Warrant Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not

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inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any self-regulatory organization on which the Warrants may be listed, or of any securities depository, or to conform to usage. Warrant Certificates shall be signed on behalf of the Company by any of the Chairman of the Board, the President, the Executive Vice President, Finance, the Executive Vice President, Financial Control, the Executive Vice President and General Counsel or any other officer specifically designated by the Board of Directors and attested by its secretary or an assistant secretary. The signature of any of such officers may be either manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.
     (b) In case any officer of the Company who shall have signed a Warrant Certificate, either manually or by facsimile signature, shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Warrant Agent to the Company or delivered by the Company, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and the Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.
     (c) Each Warrant Certificate, when executed on behalf of the Company in accordance with Section 1.05(a), shall be delivered to the Warrant Agent, which shall manually countersign and deliver the same to or upon the order of the Company. After the initial issuance of Warrants hereunder, additional Warrant Certificates may be issued on original issuance upon two (2) New York Business Days (as defined herein) prior notice to the Warrant Agent. Each Warrant Certificate shall be dated the date of its countersignature. A Warrant Certificate shall not be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, unless and until such Warrant Certificate has been countersigned by the manual signature of an authorized officer of the Warrant Agent. Such countersignature by an authorized officer of the Warrant Agent upon any Warrant Certificate signed by the Company in accordance with Section 1.05(a) shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.
     Section 1.06. Registration of Transfers and Exchanges. (a) Except as otherwise provided herein or in the Warrant Certificate, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose (the “Warrant

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Register”) at the Warrant Agent’s Transfer Office, subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, upon surrender thereof at the Warrant Agent’s Transfer Office, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company duly executed by, the Registered Holder(s) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent.
     (b) At the option of a Warrantholder, Warrant Certificates may be exchanged for other Warrant Certificates, representing a like number of Warrants, upon surrender to the Warrant Agent of the Warrant Certificates to be exchanged at the Warrant Agent’s Transfer Office. Upon surrender of any unexercised Warrant Certificate for exchange, the Warrant Agent shall cancel such Warrant Certificate, and the Company shall execute, and the Warrant Agent shall countersign and deliver, in accordance with Section 1.05, one or more new Warrant Certificates of like tenor and representing a like number of unexercised Warrants.
     (c) Warrant Certificates issued upon transfer or exchange pursuant to Section 1.06(a) or (b) shall be valid obligations of the Company, evidencing the same obligations of the Company as the Warrant Certificates surrendered for transfer or exchange, and entitled to the same benefits under this Agreement as were such Warrant Certificates prior to such surrender.
     (d) Except as provided in Section 1.07, no service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates, other than exchanges pursuant to this Section 1.06 not involving any transfer.
     (e) In the event that upon any exercise of Warrants evidenced by a Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by such Warrant Certificate, there shall be issued to the Registered Holder thereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.
     Section 1.07. Mutilated or Missing Warrant Certificates. (a) If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion execute, and the Warrant Agent may countersign and deliver, in

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exchange and substitution for the mutilated Warrant Certificate, or in replacement for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, bearing an identification number not contemporaneously outstanding, but only (in case of loss, theft or destruction) upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and security or indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.
     (b) In case any such mutilated, lost, stolen or destroyed Warrant Certificate has been or is about to be exercised, or deemed to be exercised, the Company in its absolute discretion may, instead of issuing a new Warrant Certificate, direct the Warrant Agent to treat the same as if it had received the Warrant Certificate together with an irrevocable Exercise Notice (as defined herein) in proper form in respect thereof, as provided herein, or as being subject to automatic exercise, as the case may be.
     (c) Each new Warrant Certificate issued pursuant to this Section 1.07 in lieu of any lost, stolen or destroyed Warrant Certificate shall be an original, additional contractual obligation of the Company, and shall be entitled to the same benefits under this Agreement as the Warrant Certificate that was lost, stolen or destroyed.
     (d) Upon the issuance of any new Warrant Certificate in accordance with this Section 1.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.
     (e) The provisions of this Section 1.07 are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, lost, stolen or destroyed Warrant Certificates.
     Section 1.08. Registered Holders. Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the person in whose name a Warrant Certificate shall be registered in the Warrant Register (a “Registered Holder”) as the absolute owner of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall

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be affected by any notice to the contrary. In the case of Warrants represented by a Global Warrant Certificate, the nominee of the Depository shall be deemed the sole Registered Holder of the Warrants, and the Warrant Agent and the Company shall be entitled to conclusively rely on and act pursuant to instructions of the Depository.
ARTICLE 2
Duration and Exercise of Warrants
     Section 2.01. Duration of Warrants: Minimum Exercise Amounts; Exercise. (a) Subject to the limitations set forth herein and in Sections 2.02 and 2.04, and except in the case of automatic exercise, each Warrant may be irrevocably exercised either (A) in the case of Warrants represented by a Global Warrant Certificate (“Book-Entry Warrants”), prior to 11:00 A.M., New York City time, on the 20th day of each [●], [●], [●] and [●] during the period beginning in [●] and ending in [●] or, if any of those days is not a New York Business Day, the next day that is a New York Business Day (each such date, an “Early Exercise Date”), by causing (x) such Warrants to be transferred free to the Warrant Agent on the records of the Depository in accordance with the Depository’s Deposit/Withdrawal at Custodian procedures, as provided in the Letter of Representations relating to the Warrants, among the Company, the Warrant Agent and the Depository, and (y) an Exercise Notice to be received by the Warrant Agent (the Warrant Agent’s facsimile transmission number for such purpose is (212) [●] from the Depository on behalf of a Participant (who may be acting, directly or indirectly, on behalf of beneficial owners of Warrants); provided, however, that Exercise Notices are subject to rejection by the Warrant Agent as provided herein or (B) in the case of Warrants represented by Warrant Certificates (“Definitive Warrants”), prior to 11:00 A.M., New York City time, on any Early Exercise Date, by delivering or causing to be delivered to the Warrant Agent (at the Warrant Agent’s Transfer Office, the Warrant Certificate representing such Warrant, with the Exercise Notice duly completed and executed by the Registered Holder of such Warrant. The “Expiration Date” of the Warrants shall be [●]. Neither the Warrant Agent nor the Determination Agent will be responsible for any losses resulting from a failure of a brokerage firm, or any Participant, to properly exercise Warrants on behalf of a beneficial owner of a Warrant.
     (b) No fewer than [100,000] Warrants may be exercised by or on behalf of any one Warrantholder or beneficial owner of Warrants at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise on or following the Expiration Date. Book-Entry Warrants held through one Participant may not be combined with Book-Entry Warrants held through another Participant in order to satisfy the [100,000] Warrant minimum exercise requirement. Book-Entry Warrants held on behalf of different beneficial owners

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may not be combined in order to meet the [100,000] Warrant minimum exercise requirement. An Exercise Notice shall be unconditional. Except as provided in Section 2.02(c), the Warrant Agent shall be entitled, with no duty of inquiry, to rely conclusively on any Exercise Notice received by it and on any representation of the exercising Warrantholder contained therein.
     (c) “Exercise Notice” means an irrevocable notice of exercise to the Warrant Agent, which notice (A) for Book-Entry Warrants, shall be in such form and delivered in such manner as the Company and the Warrant Agent may approve consistent with normal clearing system procedures, including by electronic instruction and (B) for Definitive Warrants, shall be on the reverse of the Warrant Certificate or such other form as the Company and the Warrant Agent may approve.
     Section 2.02. Exercise, Valuation and Delivery of Warrants. (a) Exercise Date. Except for Warrants subject to automatic exercise, the “Exercise Date” for a Warrant will be the Early Exercise Date on which the Warrant Agent receives at the Warrant Agent’s Transfer Office, the Warrant (or transfer of such Warrant through the Depository in the case of Book-Entry Warrants) and Exercise Notice (by facsimile transmission or otherwise in accordance with Section 2.01(c)(A) in the case of Exercise Notices for Book-Entry Warrants) in proper form with respect to such Warrant, if received at or prior to 11:00 A.M., New York City time, on such Early Exercise Date. If the Warrant Agent receives such Warrant (or transfer of such Warrant through the Depository in the case of Book-Entry Warrants) or Exercise Notice after 11:00 A.M., New York City time, on an Early Exercise Date then the Warrant Agent shall reject such Exercise Notice by following the procedure set forth in Section 2.02(c)(B) below.
     (b) Valuation Date. The “Valuation Date” for a Warrant shall be (i) in the case of exercise by the Warrantholder, the Index Calculation Day immediately following the related Early Exercise Date, or (ii) in the case of automatic exercise, the Index Calculation Day immediately following the Expiration Date, subject to postponement upon the occurrence of a Market Disruption Event (as defined herein). For purposes of this Agreement, “Index Calculation Day” means any day the [Index] or any Successor Index is calculated and published, or any day on which the Determination Agent calculates a level as a substitute for the [Index] or any Successor Index pursuant to Section 2.02(h).
     (c) Warrant Agent’s Procedures Upon Receipt of Warrants and Exercise Notice. The Warrant Agent shall, following receipt of proper and timely delivery of a Warrant in accordance with Section 2.02(a) accompanied by an Exercise Notice:

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     (A) promptly (1) for Definitive Warrants, determine whether such Exercise Notice has been duly completed and is in proper form duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, (2) for Book-Entry Warrants, determine whether such Exercise Notice has been duly provided;
     (B) if the Warrant Agent determines that the Exercise Notice has not been timely received in accordance with Section 2.02(a) or in the case of Definitive Warrants, has not been duly completed or is not in proper form or has not been so executed, the Warrant Agent (A) promptly shall reject such Exercise Notice and, in the case of Definitive Warrants, shall send to the entity that executed such Exercise Notice a notice of rejection substantially in the form set forth in Exhibit C hereto and shall return to the Registered Holder that submitted such Exercise Notice, by first class mail, the Warrant Certificates evidencing such Warrants, or, in the case of Book-Entry Warrants, shall re-deliver such Warrants free through the facilities of the Depository to the account from which they were transferred to the Warrant Agent and (B) shall not take the actions required by clauses (C)-(F) below with respect to such Exercise Notice or the related Warrants;
     (C) notify the Company, the Determination Agent and, if different, the writer of the option (the “Hedge Counterparty”), under the Hedge Agreement (the “Hedge Agreement”) dated as of [ ● ] between the Company and the Determination Agent, and the calculation agent (the “Calculation Agent”) (and such other parties (not to exceed two) as the Company shall designate in writing) by 5:00 P.M., New York City time, on the Early Exercise Date of the total number of Warrants validly exercised on that Early Exercise Date (the “Exercised Warrants”);
     (D) by 12:00 noon, New York City time, on the New York Business Day next succeeding the applicable Valuation Date (or, if such Valuation Date is not a New York Business Day, on the second New York Business Day following that Valuation Date), determine the aggregate Cash Settlement Value of the Exercised Warrants based on the Cash Settlement Value for each Warrant provided by the Determination Agent pursuant to Section 2.02(g);
     (E) notify the Company, the Determination Agent and, if different, the Hedge Counterparty and the Calculation Agent (and such other parties (not to exceed two) as the Company shall designate in writing) by 2:00 P.M., New York City time, on the New York Business Day next succeeding the Valuation Date (or, if such Valuation Date is not a New York Business Day, on the second New York Business Day following that Valuation Date), of the aggregate Cash Settlement Value payable in respect of the Exercised Warrants, and, in the case of Definitive Warrants, send notices of confirmation substantially in the form included in Exhibit B hereto to the Registered Holder; and

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     (F) promptly deliver a copy of each Exercise Notice delivered by a Registered Holder of a Definitive Warrant to the Company and advise the Company of such other matters relating to the Exercised Warrants as the Company shall reasonably request. Any notice to be given to the Company by the Warrant Agent pursuant to this Section 2.02 or Section 2.03 shall be by telephone (promptly confirmed in writing) or facsimile transmission.
     Except in the case of Warrants subject to automatic exercise, if on any Valuation Date the [Index] Index Value (as defined herein) for such Valuation Date is equal to or less than [●] and the [Index] Index Value for that Valuation Date has declined by three percent or more from the Spot [Index] Index Value for the [Other City] Business Day immediately preceding that Valuation Date, then the attempted exercise of any such Warrants shall be void and of no effect and the Warrant Agent shall follow the procedure set forth in Section 2.02(c)(B), and such Warrantholder shall be permitted to re-exercise such Warrants on any subsequent Early Exercise Date, if any.
     (d) Payment upon Exercise. Following each exercise of Warrants at the option of a Warrantholder, the Company shall make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the later of (i) the 30th day of the month in which the relevant Early Exercise Date falls (or if that day is not a New York Business Day, the next day that is a New York Business Day) and (ii) the fourth New York Business Day following the Valuation Date relating to that Early Exercise Date (the “Early Cash Settlement Date”), same day funds in an amount sufficient to pay the aggregate Cash Settlement Value of the Exercised Warrants. If the Company has made those funds available to the Warrant Agent by that time, the Warrant Agent will be responsible for making a payment (A) for Book-Entry Warrants, to the Depository prior to the close of business on such Early Cash Settlement Date (B) for Definitive Warrants, to each Registered Holder of an Exercised Warrant by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at such Registered Holder’s election as specified in the applicable Exercise Notice) prior to the close of business on the Early Cash Settlement Date. In the case of Book-Entry Warrants, such payments shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrants validly and timely transferred to the Warrant Agent through the Depository (together with the related Exercise Notice) as provided in Sections 2.01, 2.02(a), 2.02(b) and 2.02(c). The Depository will be responsible for disbursing such payments to each appropriate Participant. Each Participant will be responsible for disbursing such payments to the beneficial owners of Warrants that it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing payments to the beneficial owners of Warrants that it represents. In the case of Definitive Warrants, such payment shall be in an amount equal to the aggregate Cash Settlement Value in respect of the Warrant Certificates that were validly and

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timely delivered to the Warrant Agent by the relevant Registered Holder (together with the related Exercise Notice) as provided in Sections 2.01, 2.02(a), 2.02(b) and 2.02(c).
     (e) Determination of Cash Settlement Value. The “Cash Settlement Value” of an exercised Warrant (including Warrants automatically exercised) will be an amount in U.S. Dollars equal to the greater of (i) [$●] and (ii) [$ ●] multiplied by the change, expressed as a percentage, in the Spot [Index] Index Value from [●], 2006 (the “Pricing Date”) to the applicable Valuation Date. The Cash Settlement Value will be rounded down to the nearest cent. The percentage change in the Spot [Index] Index Value from the Pricing Date to the applicable Valuation Date is described by the following formula:
Spot [Index] Index Value VD – Strike Level
Strike Level
     The “Spot [Index] Index Value VD” is the Spot [Index] Index Value on the applicable Valuation Date.
     The “Strike Level” is [                    ] which was determined by the Determination Agent and was the closing value (afternoon session) of the [Index] on the Pricing Date.
     For purposes of this Agreement, the “[Index]” means the [Index] index designed, developed, maintained and operated by [●], Inc. (the “Index Sponsor”). The “Spot [Index] Index Value” for any date means the closing value (afternoon session) on such date of the [Index] or any Successor Index. For purposes of this Agreement, “New York Business Day” means any day other than a Saturday, Sunday or a day on which either the American Stock Exchange, Inc. (the “AMEX”) or the New York Stock Exchange is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed. “[Other City] Business Day” means any day other than (i) a Saturday, Sunday or day on which banks are not open for a full day of business in [Other City] or (ii) a day on which the [Other City] Stock Exchange[s] are not open for business. References in this Agreement to “U.S. Dollars”, “U.S.$” or “$” are to the lawful currency of the United States of America and references to [●] are to the lawful currency of [●].
     (f) Notation of Exercise of Book-Entry Warrants. In the case of exercise of Book-Entry Warrants, the Warrant Agent shall cause its records, which may be kept electronically, to be marked to reflect the reduction in the number of Warrants represented by the Global Warrant Certificate by the number of Warrants that were delivered to the Warrant Agent and for which payment has been made as provided in Section 2.02(d) promptly after such delivery and

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payment. Absent manifest error, the Warrant Agent’s records shall be conclusive evidence of such matters.
     (g) Appointment of Determination Agent. The Company hereby appoints [●], and [●] accepts such appointment, to be the Company’s Determination Agent to determine the Spot [Index] Index Value and Cash Settlement Value in accordance with this Section 2.02(g) and to make such calculations as may be required upon the occurrence of any of the circumstances described in Section 2.02(h), Section 2.03 or Section 2.04, including, without limitation, calculation of the Cash Settlement Value of a Warrant. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by this Agreement, its calculations and determinations under this Agreement shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholders (in the case of Book-Entry Warrants, on such holder’s own behalf and on behalf of any Participant or beneficial owner of Warrants). Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent’s Business Office (as defined herein).
     The Company agrees, for the benefit of the Warrantholders that there shall at all times be a Determination Agent hereunder until all the Warrants are no longer outstanding or until monies for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.06, whichever occurs earlier. Resignation, removal and appointment of the Determination Agent shall be in accordance with the procedures set forth for the resignation, removal and appointment of the Warrant Agent, as provided in Section 5.04, except that a successor Determination Agent need not be a banking institution with offices in the Borough of Manhattan, The City of New York, and may only be appointed if such successor has been nominated by the Company and approved by the predecessor Determination Agent.
     The Company agrees to indemnify the Determination Agent for, and to hold it harmless against, any loss, liability, cost or expense (including reasonable attorneys’ fees and expenses) incurred by the Determination Agent by reason of its being made a party to a suit or claim arising out of this Agreement; provided, however, that such indemnity shall in no event apply to the extent that any such loss, liability, cost or expense is a result of the negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Determination Agent agrees to indemnify the Company for, and to hold it harmless against, any loss, liability, cost or expense (including reasonable attorneys’ fees and expenses) incurred by the Company by reason of its being made a party to a suit or claim arising out of this Agreement as a result of the negligence or bad faith of the Determination Agent or willful breach by it of the terms of this Agreement in connection with the services rendered by it hereunder; provided that the foregoing indemnity shall not cover any loss, liability, cost or expense comprising special or consequential losses, liabilities, costs or expenses.

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The indemnity obligations of the Company and the Determination Agent shall continue notwithstanding the termination of this Agreement or the resignation or removal of the Determination Agent.
     Not later than 5:00 p.m., New York City time, on the applicable Valuation Date (or, if such Valuation Date is not a New York Business Day, on the New York Business Day next succeeding that Valuation Date), the Determination Agent shall determine the Cash Settlement Value for an exercised Warrant (including upon automatic exercise) in the manner set forth in Section 2.02(e) based on the Spot [Index] Index Value on such Valuation Date and notify the Warrant Agent of that Cash Settlement Value. The Determination Agent will not be responsible for good faith errors or omissions in determining or disseminating information regarding the Spot [Index] Index Value or determining the Cash Settlement Value for a Warrant.
     (h) Alternate Index Determination. (A) If the Index Sponsor discontinues publication of the [Index] but another entity not affiliated with the determination agent and acceptable to the determination agent (a “Third Party Publisher”) begins publishing the [Index], then for any date thereafter the [Index] as published by such Third Party Publisher will be used for all purposes going forward, including for the purposes of calculating the Spot [Index] Index Value and the Cash Settlement Value and determining whether a Market Disruption Event exists.
     (B) If the Index Sponsor or any Third Party Publisher discontinues publication of the [Index] and the Index Sponsor or a Third Party Publisher publishes a successor or substitute index that the Determination Agent determines, in its sole discretion, to be comparable to the [Index] (a “Successor Index”), then, upon the Determination Agent’s notification of any such determination to the Company and the Warrant Agent, the Successor Index will be used as a substitute for the [Index] for all purposes going forward, including for the purposes of calculating the Spot [Index] Index Value and the Cash Settlement Value in accordance with Section 2.02(e) and determining whether a Market Disruption Event exists in accordance with Section 2.04, even if the Index Sponsor or a Third Party Publisher elects to begin republishing the [Index], unless the Determination Agent in its sole discretion decides to use such republished [Index]. Upon any selection by the Determination Agent of a Successor Index, the Company shall cause notice to be given to Warrantholders;
     (C) If the Index Sponsor or a Third Party Publisher discontinues publication of the [Index] or any Successor Index, as applicable, and the Determination Agent determines that no other Successor Index is available at that time, then on each Trading Day (as defined herein) until the earlier to occur of:

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     (1) the Valuation Date in connection with the automatic exercise of the Warrants; or
     (2) a determination by the Determination Agent that a Successor Index is available, the Determination Agent will calculate a substitute level for the [Index] or the Successor Index in accordance with the procedures last used to calculate the level of the [Index] or the Successor Index, as applicable, before such discontinuation but using only those securities that comprised the [Index] or the Successor Index, as applicable, prior to the discontinuation. The Determination Agent will cause notice of each level to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation in New York City, and arrange for information with respect to these levels to be made available by telephone. If the Determination Agent calculates a level as a substitute for the [Index] or any Successor Index as described above, such level will be used as a substitute for the [Index] or the Successor Index for all purposes going forward, including for the purposes of calculating the Spot [Index] Index Value and the Cash Settlement Value in accordance with Section 2.02(e) and determining whether a Market Disruption Event exists in accordance with Section 2.04, even if the Index Sponsor or a Third Party Publisher elects to begin republishing the [Index] or any successor index, as applicable, unless the Determination Agent in its sole discretion decides to use such republished [Index] or successor index.
     (i) If at any time the formula for, or method of calculating, the level of the [Index] or the level of any Successor Index changes in any material respect, or if the [Index] or such Successor Index is in any other way modified so that the [Index] or the Successor Index does not, in the opinion of the Determination Agent, fairly represent the level of the [Index] or the Successor Index had those changes or modifications not been made, then, from and after that time, the Determination Agent shall, at the close of business in The City of New York, New York, on each Valuation Date that the closing level (afternoon session) of the [Index] or the Successor Index is to be calculated, make any adjustments as, in the good faith judgment of the Determination Agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to the [Index] or the Successor Index, as the case may be, as if those changes or modifications had not been made, and calculate the closing level (afternoon session) with reference to the [Index] or the Successor Index, as so adjusted. For example, if the method of calculating the [Index] or a Successor Index is modified and has a diluting or concentrative effect on the level of the [Index] or Successor Index, e.g., due to a split, then the Determination Agent shall adjust the [Index] or Successor Index in order to arrive at a level of the [Index] or Successor Index as if it had not been modified, e.g., as if a split had not occurred.

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     (j) Upon any selection by the Determination Agent of a Successor Index, or if calculation or publication of the [Index] or a Successor Index is modified or substituted, as provided in this Section 2.02, then the Determination Agent shall promptly notify the Warrant Agent and the Company, and the Warrant Agent shall in turn promptly notify the Warrantholders in accordance with Section 6.04 hereof, of such selection, modification or substitution, as the case may be, and of any modification or adjustment to be made with respect to calculation of the Cash Settlement Value.
     (k) Neither the Company nor the Determination Agent will have any responsibility for good faith errors or omissions in calculating or disseminating information regarding the [Index] or any Successor Index, or as to adjustments or calculations by the Determination Agent (as provided above) in order to arrive at the level of the [Index] or any Successor Index.
     Section 2.03. Automatic Exercise of Warrants. (a) All Warrants outstanding on the Expiration Date will be automatically exercised. The Exercise Date for such Warrants shall be the Expiration Date, and the Valuation Date for such Warrants shall be the Index Calculation Day immediately following the Expiration Date.
     (b) The Warrant Agent shall by 5:00 P.M., New York City time, on the fifth scheduled New York Business Day prior to the Expiration Date notify the Company, the Determination Agent and, if different, the Hedge Counterparty and the Calculation Agent (and such other parties (not to exceed two) as the Company shall designate in writing) of the number of Warrants to be automatically exercised. No later than 12:00 noon, New York City time, on the New York Business Day next succeeding the Valuation Date for such automatically exercised Warrants (or, if such Valuation Date is not a New York Business Day, on the second New York Business Day following that Valuation Date), the Warrant Agent shall determine the aggregate Cash Settlement Value of those Warrants based on the Cash Settlement Value for each Warrant provided by the Determination Agent pursuant to Section 2.02(g). No later than 2:00 P.M., New York City time, on the New York Business Day next succeeding such Valuation Date (or, if such Valuation Date is not a New York Business Day, on the second New York Business Day following that Valuation Date), the Warrant Agent shall notify the Company, the Determination Agent and, if different, the Hedge Counterparty and the Calculation Agent (and such other parties (not to exceed two) as the Company shall designate in writing) of the aggregate Cash Settlement Value payable in respect of such automatically exercised Warrants. The Warrant Agent shall promptly advise the Company of such other matters relating to the automatically exercised Warrants as the Company shall reasonably request.
     (c) (A) In the case of Book-Entry Warrants subject to automatic exercise, the Company shall make available to the Warrant Agent, no later than

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3:00 P.M., New York City time, on the later of (i) the 30th day of [•] (or if that day is not a New York Business Day, the next day that is a New York Business Day) and (ii) the fourth New York Business Day following the Valuation Date for such automatically exercised Warrants (the “Automatic Cash Settlement Date”), same day funds in an amount sufficient to pay the aggregate Cash Settlement Value of the automatically exercised Warrants. If the Company has made those funds available to the Warrant Agent by that time, the Warrant Agent will be responsible for making a payment to the Depository, against receipt of the Global Warrant Certificate, prior to the close of business on such Automatic Cash Settlement Date. Such payments shall be in an amount equal to the aggregate Cash Settlement Value of the Warrants subject to such automatic exercise. The Depository will be responsible for disbursing such payments to each appropriate Participant and that Participant will be responsible for disbursing such payments to the beneficial owners of Warrants it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing payments to the beneficial owners of Warrants it represents.
     (B) In the case of Definitive Warrants subject to automatic exercise, the Company shall make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the Automatic Cash Settlement Date, same day funds in an amount sufficient to pay the aggregate Cash Settlement Value of the automatically exercised Warrants. If the Company has made those funds available to the Warrant Agent at that time, the Warrant Agent will be responsible for making its payment available to the appropriate Registered Holder by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at such Registered Holder’s election upon written notice to the Company and the Warrant Agent) prior to the close of business on such Automatic Cash Settlement Date, against receipt by the Warrant Agent at the Warrant Agent’s Transfer Office from such Registered Holder of its Warrant Certificates. Such payment shall be in an amount equal to the aggregate Cash Settlement Value in respect of the Warrants held by such Registered Holder, evidenced by such Warrant Certificates, subject to such automatic exercise. Warrant Certificates delivered to the Warrant Agent shall thereafter be promptly cancelled by the Warrant Agent.
     Section  2.04. Market Disruption Event. (a) If the Determination Agent determines that a Valuation Date occurs on a day that is a Disrupted Day (as defined below), then the Valuation Date will be postponed until the next succeeding Index Calculation Day that is not a Disrupted Day; provided that in no event will the Valuation Date be postponed by more than eight [Other City]

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Business Days. If the valuation date is postponed by eight [Other City] Business Days but that eighth [Other City] Business Day following the original valuation date is a Disrupted Day, then that eighth [Other City] Business Day will nevertheless be the Valuation Date, and the Determination Agent will determine the Spot [Index] Index Value on that eighth [Other City] Business Day in accordance with the formula and method for calculating the value of the [Index] or any Successor Index, as the case may be, last in effect prior to the commencement of the Market Disruption Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such [Other City] Business Day of each security most recently comprising the [Index] or any Successor Index, as the case may be.
     (b) For purposes of this Section, the following definitions apply:
     (A) A “Disrupted Day” means any Trading Day on which a relevant Exchange or Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred with respect to the [Index] or any Successor Index.
     (B) An “Early Closure” means the closure on any Exchange Business Day of any relevant Exchange relating to securities that comprise 20 percent or more of the level of the [Index] or any Successor Index or any Related Exchange prior to its normally scheduled closing time unless the earlier closing time is announced by that Exchange or Related Exchange at least one-hour prior to the earlier of (i) the actual closing time for the regular trading session on the Exchange or Related Exchange on that Exchange Business Day and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on that Exchange Business Day.
     (C) An “Exchange” means the primary organized exchange or quotation system for trading any securities included in the [Index] or any Successor Index and any successor to any exchange or quotation system or any substitute exchange or quotation system to which trading in any securities underlying the [Index] or any Successor Index has temporarily relocated (provided that the Determination Agent has determined that there is comparable liquidity relative to the securities underlying the [Index] or any Successor Index on the substitute exchange or quotation system as on the original Exchange).
     (D) An “Exchange Business Day” means any day on which each Exchange and Related Exchange is open for business during its regular trading session, notwithstanding any Exchange or Related Exchange

18

closing prior to its scheduled weekday closing time, without regard to after hours or other trading outside its regular trading session hours.
     (E) An “Exchange Disruption” means any event (other than a scheduled Early Closure) that disrupts or impairs (as determined by the Determination Agent in its sole discretion) the ability of market participants in general to (i) effect transactions in or obtain market values on any relevant Exchange or related Exchange in securities that comprise 20 percent or more of the level of the [Index] or any Successor Index, or (ii) effect transactions in options contracts or futures contracts relating to the [Index] or any Successor Index on any relevant Related Exchange.
     (F) (1) A “Market Disruption Event” with respect to the [Index] or any Successor Index, as determined by the Determination Agent in its sole discretion, means
     (i) a relevant Exchange or any Related Exchange fails to open for trading during its regular trading session; or
     (ii) the occurrence or existence of any of the following events: (a) a Trading Disruption, if the Determination Agent determines it is material, at any time during the one-hour period that ends at the close of trading for a relevant Exchange or Related Exchange; or (b) an Exchange Disruption, if the Determination Agent determines it is material, at any time during the one-hour period that ends at the close of trading for a relevant Exchange or Related Exchange; or (c) an Early Closure,
provided that such events will not be deemed Market Disruption Events if the Determination Agent determines in its sole discretion that any such event has not materially interfered with the ability of the Company’s hedging counterparty with whom the Company will hedge its obligations under the Warrants to unwind or adjust all or a material portion of the hedging counterparty’s hedge position with respect to the Warrants.
       (2) The following events will not be Market Disruption Events:
     (i) a limitation on the hours or number of days of trading on a relevant Exchange or any Related Exchange, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

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     (ii) a decision to permanently discontinue trading in the option or futures contracts relating to the [Index] or any Successor Index, or any of the component stocks included in the [Index] or any Successor Index.
      (3) For the purposes of determining whether a Market Disruption Event with respect to the [Index] or any Successor Index exists at any time, if a Market Disruption Event occurs in respect of a security included in the [Index] or any Successor Index at any time, then the relevant percentage contribution of that security to the level of the [Index] or any Successor Index shall be based on a comparison of:
     (i) the portion of the level of the [Index] or Successor Index attributable to that security; and
     (ii) the overall level of the [Index] or Successor Index, in each case immediately before the occurrence of the Market Disruption Event.
     (G) A “Related Exchange” means each exchange or quotation system on which futures or options contracts relating to the [Index] or any Successor Index are traded, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to the [Index] or any Successor Index has temporarily relocated (provided that the Determination Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to the [Index] or any Successor Index on the temporary substitute exchange or quotation system as on the original Related Exchange).
     (H) A “Trading Day” means any day on which each Exchange and Related Exchange is scheduled to be open for its respective trading sessions.
     (I) A “Trading Disruption” means any suspension of or limitation imposed on trading by the relevant Exchange or Related Exchange or otherwise, whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise, (i) relating to securities that comprise 20 percent or more of the level of the [Index] or any Successor Index, or (ii) in options contracts or futures contracts relating to the [Index] or any Successor Index on any relevant Related Exchange.

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     Section 2.05. Covenant of the Company. The Company covenants, for the benefit of the Warrantholders, that it will not seek the delisting of the Warrants from, or suspension of their trading on, the AMEX. In the event that the Warrants are listed on the AMEX, the Company will advise the Warrant Agent and the Determination Agent as soon as practicable of the date of any expected delisting or permanent suspension of trading of the Warrants and will immediately inform the Warrant Agent and the Determination Agent after the Company has received notice that such delisting or suspension is occurring, but in no event will notice of such delisting or suspension be given to the Warrant Agent or the Determination Agent later than 9:30 A.M., New York City time, on the first New York Business Day following the date on which such delisting or suspension occurs. The Company will use its best efforts to cause the Warrantholders to be notified of any expected delisting or suspension of trading of the Warrants.
     Section 2.06. Return of Money Held Unclaimed for Two Years. Except as otherwise provided herein, any money deposited with or paid to the Warrant Agent for the payment of the Cash Settlement Value of any Warrants and not applied but remaining unclaimed for two years after the date upon which such Cash Settlement Value shall have become due and payable shall be repaid by the Warrant Agent to the Company, at the Company’s request, and the holders of such Warrants shall thereafter look only to the Company for any payment which such holders may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided that the Warrant Agent, before making any such repayment, may at the expense of the Company notify (i) in the case of Book-Entry Warrants, the Depository (on behalf of the Participants concerned), that said money has not been so applied and remains unclaimed and that after a date named in the notification any unclaimed balance of said money then remaining will be returned to the Company or (ii) in the case of Definitive Warrants, the Registered Holders.
     Section 2.07. Return of Global Warrant Certificate. In the event a Global Warrant Certificate is issued, at such time as all of the Warrants evidenced by such Certificate have been exercised (including pursuant to an automatic exercise) or otherwise cancelled and all payments to the Depository made as provided herein, the Warrant Agent shall dispose of the cancelled Global Warrant Certificate in accordance with its customary procedures (unless instructed by the Company to deliver the Global Warrant Certificate to the Company) and shall provide a certificate of disposition to the Company.
ARTICLE 3
Other Provisions Relating to Rights of Warrantholders
     Section 3.01. Warrantholder May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Warrantholder, without the consent of

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the Warrant Agent, may, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive payment for, its Warrants as provided in this Agreement.
ARTICLE 4
Warrants Acquired by the Company; Payment of Taxes
     Section 4.01. Warrants Acquired by the Company. In the event the Company shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company, be (i) in the case of Book-Entry Warrants, surrendered free through a Participant to the Depository for credit to the account of the Warrant Agent maintained at the Depository, and if so credited, the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent and the Warrant Agent shall cause its records to be marked to reflect the reduction in the number of Warrants represented by the Global Warrant Certificate by the number of Warrants so cancelled promptly after such account is credited or (ii) in the case of Definitive Warrants, delivered to the Warrant Agent, and if so delivered, the Warrant Agent shall promptly cancel such Warrants on the records of the Warrant Agent. In the case of Book-Entry Warrants, such Warrants may also, at the option of the Company, be resold by the Company directly or to or through any of its affiliates in lieu of being surrendered to the Depository. No Warrant Certificate shall be countersigned in lieu of or in exchange for any Warrant which is cancelled as provided herein, except as otherwise expressly permitted by this Agreement.
     Any cancelled Warrant Certificate held by the Warrant Agent under this Agreement shall be disposed of by the Warrant Agent in accordance with its customary procedures unless otherwise directed by the Company, and the Warrant Agent shall deliver a certificate of disposition to the Company evidencing the same.
     Section 4.02. Payment of Taxes. The Company will pay all stamp, withholding and other duties, if any, attributable to the initial issuance of Warrants; provided, however, that, anything in this Agreement to the contrary notwithstanding, the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involving any beneficial or record interest in, or ownership interest of, any Warrants, Warrant Certificates or Global Warrant Certificate.

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ARTICLE 5
Concerning the Warrant Agent
     Section 5.01. Warrant Agent. The Company hereby appoints Citibank, N.A. as Warrant Agent of the Company in respect of the Warrants upon the terms and subject to the conditions set forth herein; and Citibank, N.A. hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it with its consent. All of the terms and provisions with respect to such powers and authority contained in any Warrant Certificates or the Global Warrant Certificate are subject to and governed by the terms and provisions hereof.
     Section 5.02. Covenant of the Warrant Agent. The Warrant Agent covenants and agrees to maintain (i) offices, staffed by qualified personnel, with adequate facilities for the discharge of its responsibilities under this Agreement, including, without limitation, the computation of the aggregate Cash Settlement Values, and the timely settlement of the Warrants upon exercise thereof, and (ii) the Warrant Agent’s functions as separate and distinct from those of the Company with appropriate internal controls, such controls to be reviewed annually by the Company’s independent auditors.
     Section 5.03. Conditions of Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrants shall be subject:
     (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including attorneys’ fees and expenses) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises. The Warrant Agent agrees to

23

indemnify the Company for, and to hold it harmless against, any loss, liability, cost or expense (including reasonable attorneys’ fees and expenses) incurred by the Company by reason of its being made a party to a suit or claim arising out of this Agreement as a result of the negligence or bad faith of the Warrant Agent or breach by it of the terms of this Agreement arising out of or in connection with its acting as Warrant Agent hereunder. The obligations of the Company and the Warrant Agent] under this Section 5.03(a) shall survive the termination of this Agreement.
     (b) In acting under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrants.
     (c) The Warrant Agent may consult with counsel satisfactory to it (including counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.
     (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.
     (e) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on behalf of, or as depository, trustee or agent for, any committee or body of owners or holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.
     (f) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company.
     (g) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant

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Certificates or the Global Warrant Certificate (except its countersignature thereof).
     (h) The recitals contained herein and in the Warrant Certificates or the Global Warrant Certificate (except as to the Warrant Agent’s countersignature thereon) shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of the same.
     (i) The Warrant Agent shall be obligated to perform such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of any proceeds. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in this Agreement or in any Warrant Certificate or the Global Warrant Certificate or in the case of the receipt of any written demand from a holder of a Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.
     Section 5.04. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrants are no longer outstanding or until monies for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.06, whichever occurs earlier.
     (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent and acceptance of such appointment by such successor Warrant Agent as hereinafter provided. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof, have a combined capital and surplus of at least $[100,000,000] (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and having an office in the

25

Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent’s notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligation of the Company under Section 5.03(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.
     (c) In case at any time the Warrant Agent shall give notice of its intent to resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be promptly appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.
     (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor (including, without limitation, the Warrant Register), as Warrant Agent hereunder.
     (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate agency assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

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ARTICLE 6
Miscellaneous
     Section 6.01. Amendment. (a) This Agreement and the terms of the Warrants may be amended by the Company, the Warrant Agent and the Determination Agent, without the consent of the Warrantholders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the owners or holders of the Warrants.
     (b) The Company, the Warrant Agent and the Determination Agent may modify or amend this Agreement and the terms of the Warrants, with the consent of the Warrantholders (by vote of Registered Holders) holding not less than a majority in number of the then outstanding unexercised Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that increases the Strike Level, reduces the amounts receivable upon exercise or expiration, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Warrantholders or reduces the percentage of the number of outstanding Warrants the consent of whose holders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby. [In the case of Warrants evidenced by a Global Warrant Certificate, the Company and the Warrant Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Warrant Certificate. Such certification may be provided by the Depository on behalf of Participants acting on behalf of beneficial owners of Warrants, provided that any such certification states the Warrant holdings of such Participants].
     Section 6.02. Notices and Demands to the Company, the Warrant Agent and the Determination Agent. If the Warrant Agent or the Determination Agent shall receive any notice or demand addressed to the Company by any Registered Holder or Participant pursuant to the provisions of this Agreement, the Warrant Agent or the Determination Agent, as the case may be, shall promptly forward such notice or demand to the Company.
     Section 6.03. Addresses for Notices. Any communications to the Warrant Agent with respect to this Agreement shall be addressed to Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, NY 10013 (the “Warrant Agent’s Business Office”) and any communications to the Company with respect to this Agreement shall be addressed to Eksportfinans ASA, Dronning Mauds gate 15, P.O. Box 1601 Vika, N-0250 Oslo, Norway, Attention: Treasury Department, and any communications to the Determination Agent with

27

respect to this Agreement shall be addressed to [Determination Agent], [•] (or such other address as shall be specified in writing by the Warrant Agent, the Company or the Determination Agent, respectively). Any communications to the Hedge Counterparty or the Calculation Agent with respect to this Agreement, if different to the Determination Agent, shall be addressed to such other address as shall be specified in writing by the Hedge Counterparty or the Calculation Agent, respectively.
     Section 6.04. Notices to Holders. The Company may cause to have notice given to the holders of Warrants by providing the Warrant Agent with a form of notice to be distributed by (A) in the case of Book-Entry Warrants, the Depository to be distributed by the Depository to Participants in accordance with the custom and practices of the Depository or (B) in the case of Definitive Warrants, the Warrant Agent to Registered Holders.
     Section 6.05. Obtaining of Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective (a) any and all permits, consents and approvals of governmental agencies and authorities and, if the Warrants are listed on the AMEX, the AMEX and (b) any and all filings or notices under United States Federal and State securities laws, which may be or become required in connection with the issuance, sale, trading, transfer or delivery of the Warrant Certificates, the Global Warrant Certificate or the exercise of the Warrants.
     Section 6.06. Persons Having Rights under this Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the Registered Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and their respective successors, and of the Registered Holders.
     Section 6.07. Submission to Jurisdiction and Appointment of Agent for Service of Process. The Company hereby appoints Innovation Norway (or any successor corporation), as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based upon this Agreement which may be instituted in any State or Federal court in, the Borough of Manhattan, The City of New York by any Registered Holder or any person controlling any Registered Holder and expressly accepts the jurisdiction of, and irrevocably waives any objection to the venue of a proceeding in, any such court in respect of such action. Such appointment shall be irrevocable until all sums owing by the Company under the Warrants, the Underwriting Agreement and this Agreement have been paid in full by the Company in accordance with the terms thereof and hereof. The Company will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent (or any successor corporation) at

28

its office at 655 Third Ave, Room 1810, New York, NY 10017-9111 (or at such other address in New York City that the Company may designate in writing to each Registered Holder) and written notice of such service to the Company (mailed or delivered to the Company at its address specified in Section 6.03 hereof) shall be deemed in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out or based upon this Agreement may be instituted by any Registered Holder or any person controlling any Registered Holder in any competent court of Norway.
     Section 6.08. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the Warrant Agent’s Business Office for inspection by the Warrantholders, Participants or any person certified by any Participant to be an indirect participant of the Depository or any person certified by any Participant to be a beneficial owner of Warrants, in each case, on behalf of whom such Participant holds Warrants.
     Section 6.09. Defined Terms. A cross-reference to defined terms used in this Agreement is set forth below.

Term	Section
AMEX	2.02(e)
Automatic Cash Settlement Date	2.03(c)
Book-Entry Warrants	2.01(a)
Cash Settlement Value	2.02(e)
Company	Preamble
Definitive Warrants	2.01(a)
Depository	1.02
Determination Agent	Preamble
Disrupted Day	2.04(b)(A)
Early Cash Settlement Date	2.02(d)
Early Closure	2.04(b)(B)
Early Exercise Date	2.01(a)
Exchange	2.04(b)(C)
Exchange Business Day	2.04(b)(D)
Exchange Disruption	2.04(b)(E)
Exercise Date	2.02(a)
Exercise Notice	2.01(c)
Exercised Warrants	2.02(c)(C)
Expiration Date	2.01(a)
Global Warrant Certificate	1.02

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Term	Section
Index Calculation Day	2.02(b)
Index Sponsor	2.02(e)
Market Disruption Event	2.04(b)(F)
NASD	1.03(d)
New York Business Day	2.02(e)
[Index]	2.02(e)
INDEX SPONSOR	2.02(e)
Participant	1.03(c)
Registered Holder	1.08
Related Exchange	2.04(b)(G)
Spot [Index] Index Value	2.02(e)
Spot [Index] Index Value VD	2.02(e)
Strike Level	2.02(e)
Successor Index	2.02(h)(B)
Third Party Publisher	2.02(h)(A)
[Other City] Business Day	2.02(e)
Trading Day	2.04(b)(H)
Trading Disruption	2.04(b)(I)
U.S. Dollars	2.02(e)
U.S.$	2.02(e)
Underlying Stocks	1.01(b)
Underwriting Agreement	Preamble
Valuation Date	2.02(b)
Warrant	Preamble
Warrant Agent	Preamble
Warrant Agent’s Transfer Office	1.03(d)
Warrant Agent’s Business Office	6.03
Warrant Certificates	1.05(a)
Warrant Register	1.06(a)
Warrantholder	1.01(b)
     Section 6.10. Headings. The descriptive headings of the several Articles, Sections and subsections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     Section 6.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an

30

original; but such counterparts shall together constitute but one and the same instrument.
     Section 6.12. Applicable Law. This Agreement and each Warrant shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, excluding choice of law provisions.
     Section 6.13. Certain Matters Relating to the [Index]. (a) References to the [Index] in this Agreement and the Warrants are made pursuant to a non-exclusive license agreement between [Determination Agent] and the Index Sponsor and a further sub-license between [Determination Agent] and the Company.
     (b) The copyright relating to the [Index], the intellectual property rights relating to the indications for “[●]”, “[●]”, and any other related rights, belong to the Index Sponsor.
     (c) The Index Sponsor shall be entitled to change the details of the [Index] and to suspend the announcement thereof.
     (d) The issuance of the Warrants and other transactions relating to the license agreement with the Index Sponsor are being conducted exclusively at the risk of the Company, [Determination Agent], [Dealer] and the Warrant Agent, and the Index Sponsor has assumed and will assume no obligation or responsibility therefor.

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     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

EKSPORTFINANS ASA

By:
Name:
Title:

CITIBANK, N.A.

By:
Name:
Title:

[DETERMINATION AGENT]

By:
Name:
Title:

EXHIBIT A
FORM OF WARRANT CERTIFICATE
FACE

NO. C-	CUSIP
EKSPORTFINANS ASA
Eksportfinans ASA [Index] Index Call Warrants
Expiring [●]
     This Warrant Certificate certifies that                     , or registered assigns, is the registered holder of                      Eksportfinans ASA [Index] Index Call Warrants expiring [●] (the “Warrants”). Upon receipt by the Warrant Agent of this Warrant Certificate and the “Exercise Notice” on the reverse hereof (or an Exercise Notice in such other form as the Company and the Warrant Agent may approve), duly completed and executed, at the Warrant Agent’s Transfer Office (as defined on the reverse hereof), each Warrant evidenced hereby entitles the Registered Holder (as defined on the reverse hereof) hereof (each a “Warrantholder”) to receive, subject to the terms and conditions set forth herein and in the Warrant Agreement, from Eksportfinans ASA (the “Company”) the Cash Settlement Value of such Warrant. The “Cash Settlement Value” of an exercised Warrant will be an amount in U.S. Dollars equal to the greater of (i) [$●] and (ii) [$●] multiplied by the change, expressed as a percentage, in the Spot [Index] Index Value (as defined below) from [●], 2006 (the “Pricing Date”) to the applicable Valuation Date (as defined on the reverse hereof). The Cash Settlement Value will be rounded down to the nearest cent. The percentage change in the Spot [Index] Index Value from the Pricing Date to the applicable Valuation Date is described by the following formula:
Spot [Index] Index Value VD – Strike Level
Strike Level
     The “Spot [Index] Index Value VD” is the Spot [Index] Index Value on the applicable Valuation Date.
     The “Strike Level” is [                    ], which was determined by the Determination Agent and was the closing value (afternoon session) of the [Index] on the Pricing Date. The “Spot [Index] Index Value” for any date means the closing value (afternoon session) on such date of the [Index] or any Successor Index (each as defined on the reverse hereof).

     A Warrant will not entitle or require a Warrantholder to sell or deliver to the Company any shares of any component stocks of the [Index] or any Successor Index (the “Underlying Stocks”), or any other securities. Following exercise of a Warrant, the Company will make only a U.S. Dollar cash payment in the amount of the Cash Settlement Value, if any, of such Warrant. The Company is under no obligation to, nor will it, purchase or take delivery from any Warrantholder of any shares of any of the Underlying Stocks or any other securities in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value, and the Warrants will not entitle the Warrantholders to any of the rights of holders of any of the Underlying Stocks or other securities.
     Subject to the terms and conditions set forth herein and in the Warrant Agreement, each Warrant may be irrevocably exercised, prior to 11:00 A.M., New York City time, on the 20th day of each [●], [●], [●] and [●] during the period beginning in [●] and ending in [●] or, if any of those days is not a New York Business Day, the next day that is a New York Business Day (each such date, an “Early Exercise Date”). The “Expiration Date” of the Warrants shall be [●]. Any Warrant outstanding on the Expiration Date will be automatically exercised, in accordance with the terms set forth on the reverse hereof and in the Warrant Agreement.
     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.
     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, Eksportfinans ASA has caused this instrument to be duly executed.
Dated:

EKSPORTFINANS ASA

By:
Name:
Title:
Attest:

By
Secretary

Countersigned as of the date above written:

[•],
as Warrant Agent

By:
Authorized Officer

[REVERSE]
EKSPORTFINANS ASA
     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of [•], 2006 (the “Warrant Agreement”), among the Company, Citibank, N.A. (the “Warrant Agent”) and [Determination Agent] (the “Determination Agent”) and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate. A copy of the Warrant Agreement is on file with the Warrant Agent at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, NY 10013 (the “Warrant Agent’s Business Office”).
     The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt.
     Subject to the provisions hereof and the Warrant Agreement, each Warrant may be exercised prior to 11:00 A.M., New York City time, on any Early Exercise Date (as defined on the reverse hereof) by delivering or causing to be delivered this Warrant Certificate and attached Exercise Notice (as defined on the reverse hereof) duly completed and executed by the Registered Holder (as defined herein) of the Warrants represented by this Warrant Certificate, to the Warrant Agent at the office of the Warrant Agent maintained for purposes of transfer and tender in the Borough of Manhattan, The City of New York (the “Warrant Agent’s Transfer Office”), which is, on the date hereof (unless otherwise specified herein), Citibank, N.A., 111 Wall Street, 15th Floor/Zone 8, New York, NY 10005, or at such other address as the Warrant Agent may specify from time to time.
     Each Warrant entitles the Warrantholder to receive, upon exercise (including automatic exercise), the Cash Settlement Value of such Warrant (as defined on the reverse hereof).
     The Company has appointed [Determination Agent] to be its Determination Agent to determine the Spot [Index] Index Value and Cash Settlement Value as provided in the Warrant Agreement and herein and to make such calculations as may be required upon the occurrence of certain circumstances, as described in the Warrant Agreement and herein. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by the Warrant Agreement, its calculations and determinations under the Warrant Agreement and this Warrant Certificate shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent’s Business Office. Neither the Company nor the Determination Agent will have any responsibility for good faith errors or omissions in calculating or disseminating information regarding the [Index] or any Successor Index, or determining the Cash Settlement Value for a Warrant, or as to any adjustments or calculations by the Determination Agent in order to arrive at a calculation of a level of a stock index comparable to the [Index] or any Successor Index.
     If the Index Sponsor discontinues publication of the [Index] but another entity not affiliated with the Determination Agent and acceptable to the Determination Agent (a “Third Party Publisher”) begins publishing the [Index], then for any date thereafter the [Index] as published by such Third Party Publisher will be used for all purposes going forward, including for the purposes of calculating the Spot [Index] Index Value and the Cash Settlement Value and determining whether a Market Disruption Event exists.
        If the Index Sponsor or any Third Party Publisher discontinues publication of the [Index] and the Index Sponsor or a Third Party Publisher publishes a successor or substitute index that the Determination Agent determines, in its sole discretion, to be comparable to the [Index] (a “Successor Index”), then, upon the Determination Agent’s notification of any such determination to the Company and the Warrant Agent, the Successor Index will be used as a substitute for the [Index] for all purposes going forward, including for the purposes of calculating the Spot [Index] Index Value and the Cash Settlement Value, and determining whether a Market Disruption Event exists, each in accordance with terms of the Warrant Agreement, even if the Index Sponsor or a Third Party Publisher elects to begin republishing the [Index], unless the Determination Agent in its sole discretion decides to use such republished [Index]. Upon any selection by the Determination Agent of a Successor Index, the Company shall cause notice to be given to Warrantholders.
        If the Index Sponsor or a Third Party Publisher discontinues publication of the [Index] or any Successor Index, as applicable, and the Determination Agent determines that no other Successor Index is available at that time, then on each Trading Day (as defined herein) until the earlier to occur of:
        (a) the Valuation Date in connection with the automatic exercise of the Warrants; or

     (b) a determination by the Determination Agent that a Successor Index is available, the Determination Agent will calculate a substitute level for the [Index] or the Successor Index in accordance with the procedures last used to calculate the level of the [Index] or the Successor Index, as applicable, before such discontinuation but using only those securities that comprised the [Index] or the Successor Index, as applicable, prior to the discontinuation. The Determination Agent will cause notice of each level to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation in New York City, and arrange for information with respect to these levels to be made available by telephone. If the Determination Agent calculates a level as a substitute for the [Index] or any Successor Index as described above, such level will be used as a substitute for the [Index] or the Successor Index for all purposes going forward, including for the purposes of calculating the Spot [Index] Index Value and the Cash Settlement Value, and determining whether a market disruption event exists, each in accordance with the terms of the Warrant Agreement, even if the Index Sponsor or a Third Party Publisher elects to begin republishing the [Index] or any successor index, as applicable, unless the Determination Agent in its sole discretion decides to use such republished [Index] or successor index.
     If at any time the formula for, or method of calculating, the level of the [Index] or the level of any Successor Index changes in any material respect, or if the [Index] or such Successor Index is in any other way modified so that the [Index] or the Successor Index does not, in the opinion of the Determination Agent, fairly represent the level of the [Index] or the Successor Index had those changes or modifications not been made, then, from and after that time, the Determination Agent shall, at the close of business in The City of New York, New York, on each Valuation Date that the closing level (afternoon session) of the [Index] or the Successor Index is to be calculated, make any adjustments as, in the good faith judgment of the Determination Agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to the [Index] or the Successor Index, as the case may be, as if those changes or modifications had not been made, and calculate the closing level (afternoon session) with reference to the [Index] or the Successor Index, as so adjusted. For example, if the method of calculating the [Index] or a Successor Index is modified and has a diluting or concentrative effect on the level of the [Index] or Successor Index, e.g., due to a split, then the Determination Agent shall adjust the [Index] or Successor Index in order to arrive at a level of the [Index] or Successor Index as if it had not been modified, e.g., as if a split had not occurred.
     Upon any selection by the Determination Agent of a Successor Index, or if calculation or publication of the [Index] or a Successor Index is modified or substituted, as provided in this Section 2.02(h), then the Determination Agent shall promptly notify the Warrant Agent and the Company, and the Warrant

Agent shall in turn promptly notify the Warrantholders in accordance with the terms of the Warrant Agreement, of such selection, modification or substitution, as the case may be, and of any modification or adjustment to be made with respect to calculation of the Cash Settlement Value for a Warrant.
     Subject to the Warrant Agreement and this Warrant Certificate, the “Valuation Date” for a Warrant shall be (i) in the case of exercise by the Warrantholder, the Index Calculation Day (as defined herein) immediately following the applicable Early Exercise Date, or (ii) in the case of automatic exercise, the Index Calculation Day immediately following the Expiration Date (as defined on the reverse hereof), subject to postponement upon the occurrence of a Market Disruption Event (as defined herein) as described below.
     Except for Warrants subject to automatic exercise, the “Exercise Date” for a Warrant will be (i) the Early Exercise Date on which the Warrant Agent receives this Warrant Certificate and attached Exercise Notice in proper form with respect to such warrant at the Warrant Agent’s Transfer Office, if received at or prior to 11:00 A.M., New York City time, on such Early Exercise Date. If the Warrant Agent receives this Warrant Certificate or such Exercise Notice at the Warrant Agent’s Transfer Office after 11:00 A.M., New York City time, on an Early Exercise Date then the Warrant Agent will reject such Exercise Notice in accordance with the terms of the Warrant Agreement.
     All Warrants outstanding on the Expiration Date shall be automatically exercised. The Exercise Date for such Warrants will be the Expiration Date, and the Valuation Date for such Warrants shall be the Index Calculation Day immediately following the Expiration Date.
     No fewer than [100,000] Warrants may be exercised by or on behalf of any one Warrantholder at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise on or following the Expiration Date. An Exercise Notice shall be unconditional. Except as provided in the Warrant Agreement, the Warrant Agent shall be entitled, with no duty of inquiry, to rely conclusively on any Exercise Notice received by it and on any representation of the exercising Warrantholder contained therein.
     Except in the case of Warrants subject to automatic exercise, if on any Valuation Date the Spot [Index] Index Value for such Valuation Date is equal to or less than [●] and the Spot [Index] Index Value for that Valuation Date has declined by three percent or more from the Spot [Index] Index Value for the [Other City] Business Day immediately preceding that Valuation Date, then the attempted exercise of any such Warrants shall be void and of no effect and the

Warrant Certificate evidencing such Warrants will be returned to the person in whose name the Warrant Certificate is registered in the register of Warrant Certificates maintained by the Warrant Agent at the Warrant Agent’s Transfer Office (a “Registered Holder”) by first class mail at the Company’s expense and such holder shall be permitted to re-exercise such Warrants on any subsequent Early Exercise Date, if any.
     Upon the exercise of Warrants at the option of a Warrantholder, the Company shall make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the later of (i) the 30th day of the month in which the relevant Early Exercise Date falls (or if that day is not a New York Business Day, the next day that is a New York Business Day) and (ii) the fourth New York Business Day following the Valuation Date relating to that Early Exercise Date (the “Early Cash Settlement Date”), same day funds in an amount sufficient to pay the aggregate Cash Settlement Value of the Exercised Warrants. If the Company has made those funds available to the Warrant Agent by that time, the Warrant Agent will be responsible for making a payment to each Registered Holder of an exercised Warrant by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at the Registered Holder’s election as specified in the applicable Exercise Notice) [prior to the close of business] on such Early Cash Settlement Date against receipt by the Warrant Agent at the Warrant Agent’s Transfer Office, of such Registered Holder’s Warrant Certificates. Such payment shall be in an amount equal to the aggregate Cash Settlement Value in respect of the Warrant Certificates validly and timely delivered to the Warrant Agent on the relevant Early Exercise Date by the relevant Registered Holder (together with the related Exercise Notice) in accordance with the terms of the Warrant Agreement.
     With respect to automatically exercised Warrants, the Company shall make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the later of (i) the 30th day of [●] (or if that day is not a New York Business Day, the next day that is a New York Business Day) and (ii) the fourth New York Business Day following the Valuation Date for such automatically exercised Warrants (the “Automatic Cash Settlement Date”), same day funds in an amount sufficient to pay the aggregate Cash Settlement Value of the automatically exercised Warrants. If the Company has made those funds available to the Warrant Agent by that time, the Warrant Agent will be responsible for making a payment to the appropriate Registered Holder by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at such Registered Holder’s election upon written notice to the Company and the Warrant Agent) prior to the close of business on such Automatic Cash Settlement Date, against receipt by the Warrant Agent at the Warrant Agent’s Transfer Office, from such Registered

Holder of its Warrant Certificates. Such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrants held by such Registered Holder, evidenced by such Warrant Certificates, subject to such automatic exercise. Warrant Certificates delivered to the Warrant Agent shall thereafter be promptly cancelled by the Warrant Agent.
     Neither the Warrant Agent nor the Determination Agent will be responsible for any losses resulting from a failure of a brokerage firm, or any Participant, to properly exercise Warrants on behalf of a Warrantholder.
     If the Determination Agent determines that a Valuation Date occurs on a day that is a Disrupted Day (as defined below), then the Valuation Date will be postponed until the next succeeding Index Calculation Day that is not a Disrupted Day; provided that in no event will the Valuation Date be postponed by more than eight [Other City] Business Days. If the valuation date is postponed by eight [Other City] Business Days but that eighth [Other City] Business Day following the original valuation date is a Disrupted Day, then that eighth [Other City] Business Day will nevertheless be the Valuation Date, and the Determination Agent will determine the Spot [Index] Index Value on that eighth [Other City] Business Day in accordance with the formula and method for calculating the value of the [Index] or any Successor Index, as the case may be, last in effect prior to the commencement of the Market Disruption Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such [Other City] Business Day of each security most recently comprising the [Index] or any Successor Index, as the case may be.
   A “Disrupted Day” means any Trading Day on which a relevant Exchange or Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred with respect to the [Index] or any Successor Index.
   An “Early Closure” means the closure on any Exchange Business Day of any relevant Exchange relating to securities that comprise 20 percent or more of the level of the [Index] or any Successor Index or any Related Exchange prior to its normally scheduled closing time unless the earlier closing time is announced by that Exchange or Related Exchange at least one-hour prior to the earlier of (i) the actual closing time for the regular trading session on the Exchange or Related Exchange on that Exchange Business Day and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on that Exchange Business Day.
   An “Exchange” means the primary organized exchange or quotation system for trading any securities included in the [Index] or any Successor Index and any successor to any exchange or quotation system or any substitute exchange or quotation system to which trading in any securities underlying the [Index] or any Successor Index has temporarily relocated (provided that the Determination Agent has determined that there is comparable liquidity relative to the securities underlying the [Index] or any Successor Index on the substitute exchange or quotation system as on the original Exchange).
   An “Exchange Business Day” means any day on which each Exchange and Related Exchange is open for business during its regular trading session, notwithstanding any Exchange or Related Exchange closing prior to its scheduled weekday closing time, without regard to after hours or other trading outside its regular trading session hours.
   An “Exchange Disruption” means any event (other than a scheduled Early Closure) that disrupts or impairs (as determined by the Determination Agent in its sole discretion) the ability of market participants in general to (i) effect transactions in or obtain market values on any relevant Exchange or related Exchange in securities that comprise 20 percent or more of the level of the [Index] or any Successor Index, or (ii) effect transactions in options contracts or futures contracts relating to the [Index] or any Successor Index on any relevant Related Exchange.
   A “Market Disruption Event” with respect to the [Index] or any Successor Index, as determined by the Determination Agent in its sole discretion, means (i) a relevant Exchange or any Related Exchange fails to open for trading during its regular trading session, or (ii) the occurrence or existence of any of the following events:
     (a) a Trading Disruption, if the Determination Agent determines it is material, at any time during the one-hour period that ends at the close of trading for a relevant Exchange or Related Exchange; or
     (b) an Exchange Disruption, if the Determination Agent determines it is material, at any time during the one-hour period that ends at the close of trading for a relevant Exchange or Related Exchange; or
     (c) an Early Closure,
provided that such events will not be deemed Market Disruption Events if the Determination Agent determines in its sole discretion that any such event has not materially interfered with the ability of the Company’s hedging counterparty with whom the Company will hedge its obligations under the Warrants to unwind or adjust all or a material portion of the hedging counterparty’s hedge position with respect to the Warrants.

   The following events will not be Market Disruption Events:
(i) a limitation on the hours or number of days of trading on a relevant Exchange or any Related Exchange, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
(ii) a decision to permanently discontinue trading in the option or futures contracts relating to the [Index] or any Successor Index, or any of the component stocks included in the [Index] or any Successor Index.
   For the purposes of determining whether a Market Disruption Event with respect to the [Index] or any Successor Index exists at any time, if a Market Disruption Event occurs in respect of a security included in the [Index] or any Successor Index at any time, then the relevant percentage contribution of that security to the level of the [Index] or any Successor Index shall be based on a comparison of (i) the portion of the level of the [Index] or Successor Index attributable to that security and (ii) the overall level of the [Index] or Successor Index, in each case immediately before the occurrence of the Market Disruption Event.
   A “Related Exchange” means each exchange or quotation system on which futures or options contracts relating to the [Index] or any Successor Index are traded, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to the [Index] or any Successor Index has temporarily relocated (provided that the Determination Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to the [Index] or any Successor Index on the temporary substitute exchange or quotation system as on the original Related Exchange).
   A “Trading Day” means any day on which each Exchange and Related Exchange is scheduled to be open for its respective trading sessions.
   A “Trading Disruption” means any suspension of or limitation imposed on trading by the relevant Exchange or Related Exchange or otherwise, whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise, (i) relating to securities that comprise 20 percent or more of the level of the [Index] or any Successor Index, or (ii) in options contracts or futures contracts relating to the [Index] or any Successor Index on any relevant Related Exchange.
     Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the Registered Holder hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary.
     The Warrant Agent will, in accordance with the Warrant Agreement, from time to time register the transfer of this Warrant Certificate upon surrender hereof at the Warrant Agent’s Transfer Office, accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company duly executed by the Registered Holder(s) hereof, a duly appointed legal representative thereof or by its duly authorized attorney. Such signature shall be guaranteed by a bank or trust company having a correspondent office in The City of New York or by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. A new Warrant Certificate shall be issued to the transferee(s) upon any such registration of transfer, and this Warrant Certificate shall be cancelled by the Warrant Agent.
     As provided in the Warrant Agreement and subject to certain limitations, this Warrant Certificate may be exchanged for other Warrant Certificates, representing a like number of Warrants, upon surrender to the Warrant Agent at the Warrant Agent’s Transfer Office, of this Warrant Certificate. The Company will thereupon execute, and the Warrant Agent will countersign and deliver, one or more new Warrant Certificates representing such like number of Warrants. Upon surrender of this Warrant Certificate for exchange, the Warrant Agent shall cancel this Warrant Certificate.
     No service charge will be made for any registration of transfer or exchange of this Warrant Certificate, but the Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in relation thereto, other than exchanges not involving any transfer.
     Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.
     The “[Index]” means the [Index] index designed, developed, maintained and operated by [Index Sponsor]. As used herein, “New York Business Day” means any day other than a Saturday, Sunday or a day on which either the American Stock Exchange, Inc. (the “AMEX”) or the New York Stock Exchange is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed, and “[Other City] Business Day” means any day other than (i) a Saturday, Sunday or a day on which banks are not open for a full day of business in [other city] or (ii) a day on which the [●] Stock Exchange[s] are not open for business. References in this

Certificate to “U.S. Dollar”, “U.S.$” or “$” are to the lawful currency of the United States of America. References to [●] are to the lawful currency of [other country]. As used herein, “Index Calculation Day” means any day the [Index] or any Successor Index is calculated and published, or any day on which the Determination Agent calculates a level as a substitute for the [Index] or any Successor Index as described herein.
     The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.
     This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York.

Exercise Notice
[•]
[[•] Office
[•]]
Attention: [•]
     1. The undersigned (the “Owner”) hereby irrevocably exercises                      Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Certificates, registered in the Owner’s name, representing a number of Warrants at least equal to the number of Exercised Warrants. Each beneficial owner of Warrants that is exercising Warrants pursuant to this Exercise Notice is exercising no fewer than [100,000] Warrants and no beneficial owner is acting in concert with any other beneficial owner in relation to the exercise of the Exercised Warrants.
     2. The Owner hereby directs the Warrant Agent (a) to pay the Cash Settlement Value, if any, with respect to the Exercised Warrants:
By wire transfer to the following U.S. dollar bank account in the United States:
Bank:
ABA Routing No.:
Account No.:                      Reference:
and (b) if the number of Exercised Warrants is less than the number of Warrants represented by the enclosed Warrant Certificate, to deliver a Warrant Certificate representing the unexercised Warrants to [•], Attention: [•].
Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.
     Dated:

(Owner)

By:

Authorized Signature
Address:
Telephone ( ):

EXHIBIT A-1
FORM OF GLOBAL WARRANT CERTIFICATE
No. ___-1
CUSIP No. [•]
     Unless this Global Warrant Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (the “Depository”, which term, as used herein, includes any successor securities depository selected by the Company) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, Cede & Co., has an interest herein.
EKSPORTFINANS ASA
Global Warrant Certificate Representing
Eksportfinans ASA [Index] Index Call Warrants
Expiring [•]
     This certifies that CEDE & CO., or registered assigns, is the “Registered Holder” of the number of Eksportfinans ASA [Index] Index Call Warrants expiring [•] (the “Warrants”) set forth from time to time on Schedule A hereto. Each Warrant entitles the Registered Holder (the “Warrantholder”) to receive, subject to the conditions set forth herein and in the Warrant Agreement referred to below, from Eksportfinans ASA (the “Company”) the Cash Settlement Value of such Warrant. The “Cash Settlement Value” of an exercised Warrant will be an amount in U.S. Dollars equal to the greater of (i) [$•] and (ii) [$•] multiplied by the change, expressed as a percentage, in the Spot [Index] Index Value (as defined below) from [•], 2006 (the “Pricing Date”) to the applicable Valuation Date (as defined herein). The Cash Settlement Value will be rounded down to the nearest cent. The percentage change in the Spot [Index] Index Value from the Pricing Date to the applicable Valuation Date is the following formula:
Spot [Index] Index Value VD – Strike Level
Strike Level

     The “Spot [Index] Index Value VD” is the Spot [Index] Index Value on the applicable Valuation Date.
     The “Strike Level” is [                    ] which was determined by the Determination Agent and was the closing value (afternoon session) of the [Index] on the Pricing Date.
     The “Spot [Index] Index Value” for any date means the closing value (afternoon session) on such date of the [Index] or any Successor Index (each as defined herein).
     A Warrant will not entitle or require the Warrantholder to sell or deliver to the Company any shares of any component stocks of the [Index] or any Successor Index (as defined herein) (the “Underlying Stocks”), or any other securities. Following exercise of a Warrant, the Company will make only a U.S. Dollar cash payment in an amount equal to the Cash Settlement Value, if any, of such Warrant. The Company is under no obligation to, nor will it, purchase or take delivery from the Warrantholder of any shares of any of the Underlying Stocks or any other securities in connection with the exercise of any Warrants. The Warrantholder will not receive any interest on any Cash Settlement Value, and the Warrants will not entitle the Warrantholder to any of the rights of holders of any of the Underlying Stocks or other securities. Except as otherwise provided in the Warrant Agreement, beneficial owners of interests in this Global Warrant Certificate shall not be entitled to receive definitive Warrants evidencing the Warrants.
     Subject to the terms and conditions set forth herein and in the Warrant Agreement, each Warrant may be irrevocably exercised, prior to 11:00 A.M., New York City time, on the 20th day of each [●], [●], [●] and [●] during the period beginning in [●] and ending in [●] or, if any of those days is not a New York Business Day, the next day that is a New York Business Day (each such date, an “Early Exercise Date”). The “Expiration Date” of the Warrants shall be [●]. Any Warrant outstanding on the Expiration Date will be automatically exercised in accordance with the terms herein and in the Warrant Agreement. This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.
     The Warrants evidenced by this Global Warrant Certificate are part of a duly authorized Warrants issued by the Company pursuant to a Warrant Agreement, dated as of [•], 200[●] (the “Warrant Agreement”) among the Company, Citibank, N.A. (the “Warrant Agent”) and [Determination Agent] (the “Determination Agent”), and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Registered Holder of this Global Warrant Certificate consents, by acceptance of this Global Warrant Certificate by the Depository, on its own behalf and on behalf of the beneficial owners of Warrants and the entities (if any) through which such

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beneficial owners hold their beneficial interests in the Warrants, and which Warrant Agreement is hereby incorporated by reference in and made a part of this Global Warrant Certificate. A copy of the Warrant Agreement is on file with the Warrant Agent at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, NY 10013 (the “Warrant Agent’s Business Office”).
     The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt.
     Subject to the provisions hereof and the Warrant Agreement, each Warrant represented by this Global Warrant Certificate (each a “Book-Entry Warrant”) may be exercised by causing (x) such Warrant to be transferred free to the Warrant Agent on the records of the Depository in accordance with the Depository’s Deposit/Withdrawal at Custodian procedures, as provided in the letter of representations relating to the Warrants, among the Company, the Warrant Agent and the Depository, and (y) an executed Exercise Notice (as defined below) to be received by the Warrant Agent (the Warrant Agent’s facsimile transmission number for such purpose is [(212) [•]) from the Depository on behalf of any entity entitled to execute, clear and settle transactions through the Depository (each a “Participant”) acting, directly or indirectly, on behalf of the beneficial owner of the Warrants; provided, however, that Exercise Notices are subject to rejection by the Warrant Agent as provided in the Warrant Agreement.
     “Exercise Notice” means an irrevocable notice of exercise to the Warrant Agent by facsimile transmission, which notice shall be in such form and delivered in such manner as the Company and the Warrant Agent may approve consistent with normal clearing system procedures, including by electronic instruction.
     [Determination Agent], as Determination Agent, shall determine the Spot [Index] Index Value and Cash Settlement Value as provided in the Warrant Agreement and herein and shall make such calculations as may be required upon the occurrence of certain circumstances as described in the Warrant Agreement and herein. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by the Warrant Agreement, its calculations and determinations under the Warrant Agreement and this Global Warrant Certificate shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholder (on the Warrantholder’s own behalf and on behalf of any Participant or beneficial owner of Warrants). Any such calculations will be made available to the Warrantholder for inspection at the Warrant Agent’s Business Office. Neither the Company nor the Determination Agent will have any responsibility for good faith errors or omissions in calculating or disseminating information regarding the [Index] or any Successor Index, or determining the Cash Settlement Value for a Warrant, or

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as to any adjustments or calculations by the Determination Agent in order to arrive at a calculation of a level of a stock index comparable to the [Index] or any Successor Index.
   If the Index Sponsor discontinues publication of the [Index] but another entity not affiliated with the Determination Agent and acceptable to the Determination Agent (a “Third Party Publisher”) begins publishing the [Index], then for any date thereafter the [Index] as published by such Third Party Publisher will be used for all purposes going forward, including for the purposes of calculating the Spot [Index] Index Value and the Cash Settlement Value and determining whether a Market Disruption Event exists.
     If the Index Sponsor or any Third Party Publisher discontinues publication of the [Index] and the Index Sponsor or a Third Party Publisher publishes a successor or substitute index that the Determination Agent determines, in its sole discretion, to be comparable to the [Index] (a “Successor Index”), then, upon the Determination Agent’s notification of any such determination to the Company and the Warrant Agent, the Successor Index will be used as a substitute for the [Index] for all purposes going forward, including for the purposes of calculating the Spot [Index] Index Value and the Cash Settlement Value, and determining whether a Market Disruption Event exists, each in accordance with terms of the Warrant Agreement, even if the Index Sponsor or a Third Party Publisher elects to begin republishing the [Index], unless the Determination Agent in its sole discretion decides to use such republished [Index]. Upon any selection by the Determination Agent of a Successor Index, the Company shall cause notice to be given to the Warrantholder.
     If the Index Sponsor or a Third Party Publisher discontinues publication of the [Index] or any Successor Index, as applicable, and the Determination Agent determines that no other Successor Index is available at that time, then on each Trading Day (as defined herein) until the earlier to occur of:
     (a) the Valuation Date in connection with the automatic exercise of the Warrants; or
     (b) a determination by the Determination Agent that a Successor Index is available, the Determination Agent will calculate a substitute level for the [Index] or the Successor Index in accordance with the procedures last used to calculate the level of the [Index] or the Successor Index, as applicable, before such discontinuation but using only those securities that comprised the [Index] or the Successor Index, as applicable, prior to the discontinuation. The Determination Agent will cause notice of each level to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation in New York

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City, and arrange for information with respect to these levels to be made available by telephone. If the Determination Agent calculates a level as a substitute for the [Index] or any Successor Index as described above, such level will be used as a substitute for the [Index] or the Successor Index for all purposes going forward, including for the purposes of calculating the Spot [Index] Index Value and the Cash Settlement Value, and determining whether a market disruption event exists, each in accordance with the terms of the Warrant Agreement, even if the Index Sponsor or a Third Party Publisher elects to begin republishing the [Index] or any successor index, as applicable, unless the Determination Agent in its sole discretion decides to use such republished [Index] or successor index.
     If at any time the formula for, or method of calculating, the level of the [Index] or the level of any Successor Index changes in any material respect, or if the [Index] or such Successor Index is in any other way modified so that the [Index] or the Successor Index does not, in the opinion of the Determination Agent, fairly represent the level of the [Index] or the Successor Index had those changes or modifications not been made, then, from and after that time, the Determination Agent shall, at the close of business in The City of New York, New York, on each Valuation Date that the closing level (afternoon session) of the [Index] or the Successor Index is to be calculated, make any adjustments as, in the good faith judgment of the Determination Agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to the [Index] or the Successor Index, as the case may be, as if those changes or modifications had not been made, and calculate the closing level (afternoon session) with reference to the [Index] or the Successor Index, as so adjusted. For example, if the method of calculating the [Index] or a Successor Index is modified and has a diluting or concentrative effect on the level of the [Index] or Successor Index, e.g., due to a split, then the Determination Agent shall adjust the [Index] or Successor Index in order to arrive at a level of the [Index] or Successor Index as if it had not been modified, e.g., as if a split had not occurred.
     Upon any selection by the Determination Agent of a Successor Index, or if calculation or publication of the [Index] or a Successor Index is modified or substituted, as provided in this Section 2.02(h), then the Determination Agent shall promptly notify the Warrant Agent and the Company, and the Warrant Agent shall in turn promptly notify the Warrantholder in accordance with the terms of the Warrant Agreement, of such selection, modification or substitution, as the case may be, and of any modification or adjustment to be made with respect to calculation of the Cash Settlement Value for a Warrant.
     Subject to the Warrant Agreement and this Warrant Certificate, the “Valuation Date” for a Warrant shall be (i) in the case of exercise by the Warrantholder, the Index Calculation Day (as defined herein) immediately following the applicable Early Exercise Date (as defined herein), or (ii) in the case of automatic exercise, the Index Calculation Day immediately following the

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Expiration Date, subject to postponement upon the occurrence of a Market Disruption Event (as defined herein) as described below.
     Except for Warrants subject to automatic exercise, the “Exercise Date” for a Warrant will be the Early Exercise Date on which the Warrant Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, if received at or prior to 11:00 A.M., New York City time, on such Early Exercise Date. If the Warrant Agent receives the Warrant or Exercise Notice after 11:00 A.M., New York City time, on an Early Exercise Date then the Warrant Agent will reject such Exercise Notice in accordance with the terms of the Warrant Agreement.
     All Warrants outstanding on the Expiration Date will be automatically exercised. The Exercise Date for such Warrants shall be the Expiration Date, and the Valuation Date for such Warrants shall be the Index Calculation Day immediately following the Expiration Date.
     No fewer than [100,000] Warrants may be exercised by the Warrantholder or on behalf of any one beneficial owner of Warrants at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise on or following the Expiration Date. Book-Entry Warrants held through one Participant may not be combined in order to satisfy the [100,000] Warrant minimum exercise requirement. Book-Entry Warrants held on behalf of different beneficial owners may not be combined in order to satisfy the [100,000] Warrant minimum exercise requirement. An Exercise Notice shall be unconditional. Except as provided in the Warrant Agreement, the Warrant Agent shall be entitled, with no duty of inquiry, to rely conclusively on any Exercise Notice received by it and on any representation of the Depository acting on behalf of a Participant contained therein.
     Except in the case of Warrants subject to automatic exercise, if on any Valuation Date the Spot [Index] Index Value for such Valuation Date is equal to or less than [•] and the Spot [Index] Index Value for that Valuation Date has declined by three percent or more from the Spot [Index] Index Value for the [Other City] Business Day immediately preceding that Valuation Date, then in such case, the attempted exercise of such Warrants shall be void and of no effect and the Warrants will be re-delivered by the Warrant Agent free on the records of the Depository and the Warrantholder shall be permitted to re-exercise such Warrants on any subsequent Early Exercise Date, if any.
     Upon the exercise of Warrants at the option of the Warrantholder, the Company shall make available to the Warrant Agent, no later than 3:00 P.M.,

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New York City time, on the later of (i) the 30th day of the month in which the relevant Early Exercise Date falls (or if that day is not a New York Business Day, the next day that is a New York Business Day) and (ii) the fourth New York Business Day following the Valuation Date relating to the Early Exercise Date (the “Early Cash Settlement Date”), same day funds in an amount sufficient to pay the aggregate Cash Settlement Value of the Exercised Warrants. If the Company has made those funds available to the Warrant Agent by that time, the Warrant Agent will be responsible for making a payment to the Depository prior to the close of business on such Early Cash Settlement Date. Such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrants validly and timely transferred to the Warrant Agent through the Depository (together with the related Exercise Notice) in accordance with the terms of the Warrant Agreement. The Depository will be responsible for disbursing such payments to each appropriate Participant. Each Participant will be responsible for disbursing such payments to the beneficial owners of Warrants that it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing payments to the beneficial owners of Warrants that it represents.
     With respect to automatically exercised Warrants, the Company shall make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the later of (i) the 30th day of [•] (or if that day is not a New York Business Day, the next day that is a New York Business Day) and (ii) the fourth New York Business Day following the Valuation Date for such automatically exercised Warrants (the “Automatic Cash Settlement Date”), same day funds in an amount sufficient to pay the aggregate Cash Settlement Value of the automatically exercised Warrants. If the Company has made those funds available to the Warrant Agent by that time, the Warrant Agent will be responsible for making a payment to the Depository, against receipt of the Global Warrant Certificate, prior to the close of business on such Automatic Cash Settlement Date. Such funds are to be in an amount equal to the aggregate Cash Settlement Value of the Warrants subject to such automatic exercise. The Depository will be responsible for disbursing such payments to each appropriate Participant and that Participant will be responsible for disbursing such payments to the beneficial owners of Warrants that it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing payments to the beneficial owners of Warrants that it represents.
     Neither the Warrant Agent nor the Determination Agent will be responsible for any losses resulting from a failure of a brokerage firm, or any Participant, to properly exercise Warrants on behalf of a beneficial owner of Warrants.

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     If the Determination Agent determines that a Valuation Date occurs on a day that is a Disrupted Day (as defined below), then the Valuation Date will be postponed until the next succeeding Index Calculation Day that is not a Disrupted Day; provided that in no event will the Valuation Date be postponed by more than eight [Other City] Business Days. If the valuation date is postponed by eight [Other City] Business Days but that eighth [Other City] Business Day following the original valuation date is a Disrupted Day, then that eighth [Other City] Business Day will nevertheless be the Valuation Date, and the Determination Agent will determine the Spot [Index] Index Value on that eighth [Other City] Business Day in accordance with the formula and method for calculating the value of the [Index] or any Successor Index, as the case may be, last in effect prior to the commencement of the Market Disruption Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such [Other City] Business Day of each security most recently comprising the [Index] or any Successor Index, as the case may be.
   A “Disrupted Day” means any Trading Day on which a relevant Exchange or Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred with respect to the [Index] or any Successor Index.
   An “Early Closure” means the closure on any Exchange Business Day of any relevant Exchange relating to securities that comprise 20 percent or more of the level of the [Index] or any Successor Index or any Related Exchange prior to its normally scheduled closing time unless the earlier closing time is announced by that Exchange or Related Exchange at least one-hour prior to the earlier of (i) the actual closing time for the regular trading session on the Exchange or Related Exchange on that Exchange Business Day and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on that Exchange Business Day.
   An “Exchange” means the primary organized exchange or quotation system for trading any securities included in the [Index] or any Successor Index and any successor to any exchange or quotation system or any substitute exchange or quotation system to which trading in any securities underlying the [Index] or any Successor Index has temporarily relocated (provided that the Determination Agent has determined that there is comparable liquidity relative to the securities underlying the [Index] or any Successor Index on the substitute exchange or quotation system as on the original Exchange).
   An “Exchange Business Day” means any day on which each Exchange and Related Exchange is open for business during its regular trading session, notwithstanding any Exchange or Related Exchange closing prior to its scheduled

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weekday closing time, without regard to after hours or other trading outside its regular trading session hours.
   An “Exchange Disruption” means any event (other than a scheduled Early Closure) that disrupts or impairs (as determined by the Determination Agent in its sole discretion) the ability of market participants in general to (i) effect transactions in or obtain market values on any relevant Exchange or related Exchange in securities that comprise 20 percent or more of the level of the [Index] or any Successor Index, or (ii) effect transactions in options contracts or futures contracts relating to the [Index] or any Successor Index on any relevant Related Exchange.
   A “Related Exchange” means each exchange or quotation system on which futures or options contracts relating to the [Index] or any Successor Index are traded, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to the [Index] or any Successor Index has temporarily relocated (provided that the Determination Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to the [Index] or any Successor Index on the temporary substitute exchange or quotation system as on the original Related Exchange).
   A “Market Disruption Event” with respect to the [Index] or any Successor Index, as determined by the Determination Agent in its sole discretion, means (i) a relevant Exchange or any Related Exchange fails to open for trading during its regular trading session, or (ii) the occurrence or existence of any of the following events:
(a) a Trading Disruption, if the Determination Agent determines it is material, at any time during the one-hour period that ends at the close of trading for a relevant Exchange or Related Exchange; or
(b) an Exchange Disruption, if the Determination Agent determines it is material, at any time during the one-hour period that ends at the close of trading for a relevant Exchange or Related Exchange; or
(c) an Early Closure,
provided that such events will not be deemed Market Disruption Events if the Determination Agent determines in its sole discretion that any such event has not materially interfered with the ability of the Company’s hedging counterparty with whom the Company will hedge its obligations under the Warrants to unwind or adjust all or a material portion of the hedging counterparty’s hedge position with respect to the Warrants.

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   The following events will not be Market Disruption Events:
(i) a limitation on the hours or number of days of trading on a relevant Exchange or any Related Exchange, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
(ii) a decision to permanently discontinue trading in the option or futures contracts relating to the [Index] or any Successor Index, or any of the component stocks included in the [Index] or any Successor Index.
   For the purposes of determining whether a Market Disruption Event with respect to the [Index] or any Successor Index exists at any time, if a Market Disruption Event occurs in respect of a security included in the [Index] or any Successor Index at any time, then the relevant percentage contribution of that security to the level of the [Index] or any Successor Index shall be based on a comparison of (i) the portion of the level of the [Index] or Successor Index attributable to that security and (ii) the overall level of the [Index] or Successor Index, in each case immediately before the occurrence of the Market Disruption Event.
   A “Trading Day” means any day on which each Exchange and Related Exchange is scheduled to be open for its respective trading sessions.
   A “Trading Disruption” means any suspension of or limitation imposed on trading by the relevant Exchange or Related Exchange or otherwise, whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise, (i) relating to securities that comprise 20 percent or more of the level of the [Index] or any Successor Index, or (ii) in options contracts or futures contracts relating to the [Index] or any Successor Index on any relevant Related Exchange.
     Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the Registered Holder as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary.
     The Warrant Agent will, in accordance with the Warrant Agreement, from time to time register the transfer of this Global Warrant Certificate in its records (which may be maintained electronically) subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, only to the Depository, to

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another nominee of the Depository, to a successor Depository or to a nominee of a successor Depository, upon surrender of such Global Warrant Certificate, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney. Such signature shall be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or a dealer, which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee and the surrendered Global Warrant Certificate shall be cancelled by the Warrant Agent.
     The Global Warrant Certificate may be transferred as provided above when surrendered to the Warrant Agent’s Transfer Office, or at the location of any successor Warrant Agent for another Global Warrant Certificate of like tenor and representing a like number of unexercised Warrants. The “Warrant Agent’s Transfer Office” shall be the office of the Warrant Agent maintained for purposes of transfer and tender in the Borough of Manhattan, The City of New York or at the address of any successor Warrant Agent (as provided in Section 5.04) and which is, on the date of this Agreement, Citibank N.A., 111 Wall Street, 15th Floor/Zone 8, New York, NY 10005.
     Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.
     The “[Index]” means the [Index] index designed, developed, maintained and operated by [•]. As used herein, “New York Business Day” means any day other than a Saturday, Sunday or a day on which either the [•] Stock Exchange (the “[•]”) or the New York Stock Exchange is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed, and “[Other City] Business Day” means any day other than (i) a Saturday, Sunday or day on which banks are not open for a full day of business in [Other City] or (ii) a day on which the [Other City] Stock Exchange[s] are not open for business. References in this Global Certificate to “U.S. Dollars”, “U.S.$” or “$” are to the lawful currency of the United States of America and references to ● are to the lawful currency of [country]. As used herein, “Index Calculation Day” means any day the [Index] or any Successor Index is calculated and published, or any day on which the Determination Agent calculates a level as a substitute for the [Index] or any Successor Index as described herein.
     The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.

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     This Global Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York.

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     IN WITNESS WHEREOF, [Eksportfinans ASA] has caused this instrument to be duly executed.
Dated:

EKSPORTFINANS ASA

By:

Name:
Title:
Attest:

By:
Name:
Title:

Countersigned as of the date above written:

[•],
as Warrant Agent

By:
Authorized Officer

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Schedule A

Number of Warrants Represented by
Date	this Global Warrant Certificate

EXHIBIT B
CONFIRMATION OF EXERCISE
For Warrants Represented by Warrant Certificates
     We hereby confirm receipt of your Exercise Notice with respect to Warrants (the “Exercised Warrants”) and the related Warrant Certificates, which we have found to be duly completed, timely delivered and in proper form. The Valuation Date of the Exercised Warrants was the close of business on                     , 20___.
     We hereby confirm that the aggregate Cash Settlement Value of the Exercised Warrants is U.S.$                     ($                     per Warrant), which will be made available to you by wire transfer to the U.S. Dollar bank account specified in your irrevocable Exercise Notice, for payment on the fourth New York Business Day following the Valuation Date for such Warrants (or, if such Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day next succeeding the Valuation Date for such Warrants).
     Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement, dated as of [•], 2006, among Eksportfinans ASA, Citibank, N.A., and [Determination Agent].

Dated:

[•], as Warrant Agent,

By:

Authorized Signature

EXHIBIT C
NOTICE OF REJECTION
     You are hereby notified that the Exercise Notice delivered by you was determined by us not to have been [timely delivered][duly completed in proper form]. Accordingly, we have rejected your Exercise Notice as being unsatisfactory as to [timely delivery][form].
     Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement, dated as of [•], 2006, among Eksportfinans ASA, Citibank, N.A., and [Determination Agent].

Dated:

[•], as Warrant Agent

By:

Authorized Signature